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                                                                     EXHIBIT 16



April 14, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated April 10, 2000, of SCB Computer Technology, Inc., and are in agreement with the statements contained therein.


                                       Very truly yours,



                                       /s/ Ernst & Young LLP